As filed with the Securities and Exchange Commission on September 17, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NEUROBIOLOGICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3049219
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
2000 Powell Street, Suite 800, Emeryville, California 94608
(Address of Principal Executive Offices)
2003 Equity Incentive Plan
Stand-Alone Inducement Option*
(Full Title of the Plan)

* See explanatory note on following page
Paul E. Freiman
Chief Executive Officer
2000 Powell Street, Suite 800
Emeryville, California 94608
(Name and Address of Agent For Service)
Copy to:
Stephen C. Ferruolo, Esq.
Ryan A. Murr, Esq.
Goodwin Procter LLP
4365 Executive Drive, Suite 300
San Diego, CA 92121
Telephone: (858) 202-2770
Facsimile: (858) 457-1255
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	per Share (2)	Offering Price	Fee
Common Stock, par value $0.001	3,350,000	$1.60	$5,360,000	$210.65

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction under the anti-dilution provisions of the registrant’s 2003 Equity Incentive Plan or the forms of awards granted thereunder or the terms and conditions of the inducement award to which this registration statement relates. Each share of common stock registered hereunder includes certain purchase rights issued pursuant to that certain Rights Agreement, dated as of May 19, 2005, as amended on November 2, 2007, between the registrant and American Stock Transfer & Trust Company.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, and based on a weighted average of (A) an option exercise price of $1.10 per share for 111,000 options currently outstanding, (B) an option exercise price of $1.35 per share for 222,000 options currently outstanding, (C) an option exercise price of $2.08 per share for 500,000 options currently outstanding, (D) an option exercise price of $2.47 per share for 150,000 options currently outstanding, (E) an option exercise price of $3.00 per share for 572,000 options currently outstanding, and (F) an option exercise price of $1.00 per share (the average of the high and low sale prices of the Registrant’s Common Stock, as quoted on the NASDAQ Capital Market, on September 16, 2008) for the remaining 1,795,000 shares registered hereby.

EXPLANATORY NOTE:
This Registration Statement on Form S-8 is being filed by the registrant to register (i) 3,200,000 shares of common stock issuable under the registrant’s Amended and Restated 2003 Equity Incentive Plan (the “Plan”) pursuant to an amendment to the Plan that was approved by the registrant’s stockholders on May 30, 2008, and (ii) 150,000 shares of common stock issuable under a previously announced stand-alone inducement stock option award granted on April 1, 2008 to the registrant’s Vice President and Chief Financial Officer.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by us with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are hereby incorporated by reference in this registration statement and made a part hereof:
1.	Our Annual Report on Form 10-K for the year ended June 30, 2008;

2	Our Current Reports on Form 8-K filed with the SEC on July 2, 2008 and August 13, 2008; and

3.	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 14, 1994, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to information filed under items 2.02 or 7.01 of Form 8-K. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
     Item 4. Description of Securities.
     Not applicable.
     Item 5. Interests of Named Experts and Counsel.
     The legality of the issuance of the common stock being offered hereby is being passed upon by Goodwin Procter LLP, San Diego, California. Stephen C. Ferruolo, a partner of Goodwin Procter LLP, currently serves as our corporate secretary.

     Item 6. Indemnification of Directors and Officers.
     The registrant’s Certificate of Incorporation, as amended (the “Certificate”) limits the liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the General Corporation Law of the State of Delaware. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the Delaware law, or (iv) for any transaction for which the director derived an improper personal benefit.
     The registrant’s Certificate also provides that the registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law and, together with the registrant’s Bylaws, provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Certificate also empowers the Board of Directors to provide, at its option, similar indemnification to employees or agents of the registrant. The registrant has entered into separate indemnification agreements with its directors and officers that could require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified
     Item 7. Exemption from Registration Claimed.
     Not applicable.
     Item 8. Exhibits.

Exhibit
No.		Description
4.1	(1)	Form of Common Stock Certificate
4.2	(2)
Rights Agreement, dated as of May 19, 2005, by and between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation of Rights, Preferences and Privileges of Series RP Stock of Neurobiological Technologies, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

4.3	(3)	Amendment No. 1 to Rights Agreement, dated November 2, 2007, by and between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
5.1		Opinion of Goodwin Procter LLP
23.1		Consent of Independent Registered Public Accounting Firm
23.2		Consent of Goodwin Procter LLP (filed as a part of Exhibit 5.1)
24.1		Power of attorney (set forth on signature page)
99.1	(4)	Neurobiological Technologies, Inc. Amended and Restated 2003 Equity Incentive Plan
99.2		Inducement Stock Option Agreement between Neurological Technologies, Inc. and Matthew M. Loar

(1)	This exhibit is filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, filed on September 16, 2008.

(2)	This exhibit is filed as an exhibit to the Registrant’s Registration Statement on Form 8-A filed May 20, 2005 and is incorporated herein by reference.

(3)	This exhibit is filed as an exhibit to the Registrant’s Registration Statement on Form 8-A/A filed November 5, 2007 and is incorporated herein by reference.

(4)	This exhibit is filed as an appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 3, 2008, and is incorporated herein by reference.

     Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, State of California, on September 17, 2008.

Neurobiological Technologies, Inc.
By:	Matthew M. Loar
Matthew M. Loar
Vice President and Chief Financial Officer

POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints each of Paul E. Freiman and Matthew M. Loar as his attorney-in-fact, with power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul E. Freiman Paul E. Freiman	Director, President and Chief Executive Officer (Principal Executive Officer)	September 17, 2008

/s/ Matthew M. Loar Matthew M. Loar	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	September 17, 2008

/s/ Abraham E. Cohen Abraham E. Cohen	Chairman of the Board	September 17, 2008

/s/ Theodore L. Eliot, Jr. Theodore L. Eliot, Jr.	Director	September 17, 2008

/s/ William A. Fletcher William A. Fletcher	Director	September 17, 2008

/s/ F. Van Kasper F. Van Kasper	Director	September 17, 2008

/s/ Abraham D. Sofaer Abraham D. Sofaer	Director	September 17, 2008

/s/ John B. Stuppin John B. Stuppin	Director	September 17, 2008

EXHIBIT INDEX

Exhibit
No.		Description
4.1	(1)	Form of Common Stock Certificate
4.2	(2)
Rights Agreement, dated as of May 19, 2005, by and between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation of Rights, Preferences and Privileges of Series RP Stock of Neurobiological Technologies, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

4.3	(3)	Amendment No. 1 to Rights Agreement, dated November 2, 2007, by and between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
5.1		Opinion of Goodwin Procter LLP
23.1		Consent of Independent Registered Public Accounting Firm
23.2		Consent of Goodwin Procter LLP (filed as a part of Exhibit 5.1)
24.1		Power of attorney (set forth on signature page)
99.1	(4)	Neurobiological Technologies, Inc. Amended and Restated 2003 Equity Incentive Plan
99.2		Inducement Stock Option Agreement between Neurological Technologies, Inc. and Matthew M. Loar

(1)	This exhibit is filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, filed on September 16, 2008.

(2)	This exhibit is filed as an exhibit to the Registrant’s Registration Statement on Form 8-A filed May 20, 2005 and is incorporated herein by reference.

(3)	This exhibit is filed as an exhibit to the Registrant’s Registration Statement on Form 8-A/A filed November 5, 2007 and is incorporated herein by reference.

(4)	This exhibit is filed as an appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 3, 2008, and is incorporated herein by reference.